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                                                                     EXHIBIT 3.4

                           3RD AMENDMENT (NAME CHANGE)





                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            CHICKEN ACQUISITION CORP.

             The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the Corporation is CHICKEN ACQUISITION CORP.

         2. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation is CHICKEN KITCHEN CORPORATION.

         3. The number of votes cast by the common stockholders, the only group entitled to bote, was sufficient for approval. The foregoing amendments were adopted by the directors and shareholders of the Corporation on February 12, 1997.

                                        CHICKEN ACQUISITION CORP.


February 12, 1997
                                        By:
                                           ----------------------------------
                                             President